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                                                                   Exhibit 10.34


                           SOFTWARE LICENSE AGREEMENT

                                    between

                         TIBCO FINANCE TECHNOLOGY INC.

                                      and

                              INSTINET CORPORATION




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                           SOFTWARE LICENSE AGREEMENT

      THIS SOFTWARE LICENSE AGREEMENT (this "Agreement") is made and entered into and effective _______________ (the "Effective Date") by and between TIBCO Finance Technology Inc., a Delaware corporation (hereinafter called "TIBCO"), and Instinct Corporation, located at 850 Third Avenue, New York, NY 10022 (hereinafter called "Client").

                                    RECITALS

      WHEREAS, Client desires to obtain a non-exclusive license to use certain proprietary software and related documentation from TIBCO under the terms and conditions of this Agreement; and

      WHEREAS, TIBCO desires to grant such license to Client under the terms and conditions of this Agreement and to perform additional services, including but not limited to installation, integration and testing of the TIBCO software under the terms and conditions of subsequent Work Orders (defined below) issued under this Agreement;

      NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

1.    DEFINITIONS

1.1   "Agreement": This Agreement including the following Exhibits:

           Exhibit A   Licensed Software

           Exhibit B   Third Party Materials

           Exhibit C   Client Tasks

           Exhibit D   Pricing

           Exhibit E   Model Work Order

which are incorporated herein for all purposes.

1.2 "Documentation": Text materials which describe the design, function, operation and use of the Licensed Software and which are customarily delivered by TIBCO to licensees thereof.

1.3 "Licensed Software": The object code software identified in Exhibit A as Licensed Software.

1.4 "Third Party Materials": Those products specified as such in Exhibit B which will be procured by TIBCO from a third party for delivery to Client. Unless identified in Exhibit B or upon notice and written approval of Client, TIBCO will not deliver any Third Party Materials.

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1.5   "User Position": Workstations, personal or desktop computers, terminals or other items installed to support and be dedicated to, at any one time, a single individual as part of the Licensed Software.

1.6 "Work Order": A written document, in substantial conformity with the model work order in Exhibit E, signed by both parties, specifying the mutually-agreed upon terms for the performance of additional tasks by TIBCO and which, upon performance, shall be included in and governed by all other terms and conditions of this Agreement. If the Work Order calls for the development of software, the Work Order shall also specify ownership of any intellectual property created thereby in a manner consistent with the title provisions of this Agreement set forth in
      Section 6, below, and the acceptance criteria for such software.

2.    SCOPE OF TASKS

2.1 Upon execution of this Agreement and receipt of the license fees due hereunder, TIBCO will promptly deliver the Licensed Software to Client and accomplish its responsibilities under this Agreement provided that Client timely completes its responsibilities under this Agreement, specifically including those set forth in Exhibit C: Client Tasks.

2.2 Client is responsible for meeting the environmental site requirements set forth in Exhibit C: Client Tasks in a timely manner and at the Client's cost.

2.3 Client may request the performance of additional tasks. If TIBCO agrees, each such task will be documented in a Work Order which will specify the tasks to be performed, the deliverables, the time table for performance and the basis for payment whether on a fixed-price ("Fixed Price") or time-services-materials-and-expenses (T&M") basis. Unless specified otherwise in the Work Order, the terms and conditions of this Agreement shall apply to performance of the Work Order.

3.    CONSIDERATION

3.1 In consideration of TIBCO's performance, Client agrees to pay TIBCO in accordance with the following provisions:

     (a) License and Other Fixed Price Fees. The charges for Licensed Software and other fixed price items are or shall be set forth in Exhibit D or Work Orders and payable as set forth therein or, if not set forth, payable as follows: one-third due upon execution of this Agreement or the applicable Work Order, one-third upon delivery, and the balance payable upon acceptance.

     (b) T&M Fees. The charges for performance of any T&M tasks due to Work Orders will be billed monthly for charges incurred in the previous monthly period and are due and payable within thirty (30) days of the date of the invoice. Expenses may include, but are not limited to, reasonable charges for materials, office and travel expenses, graphics, documentation, research materials, computer laboratory and data processing, and out-of-pocket expenses reasonably required for performance. Expenses for travel and travel-related expenses and individual expenses in excess of US$500 require the prior approval of Client.

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3.2   A service charge of one and one-half percent (1.5%) per month, or the highest lawful interest rate, whichever is lower, will be applied to all amounts which are not paid within fifteen (15) business days after notice is given that payment is overdue.

3.3 All payments shall be made in United States dollars. International payments will be made by wire transfer to a bank designated by TIBCO.

4.    TAXES

4.1 Client agrees to indemnify and hold TIBCO harmless from any taxes including, but not limited to, sales tax, use tax, withholding, value-added or similar tax, and property taxes that may be assessed or levied by any jurisdiction arising out of the performance of this Agreement but excluding any taxes based upon or determined by reference to TIBCO's income or level of business activity ("Taxes"). It is understood and agreed that the prices and estimates set forth in this Agreement do not include provision for Taxes.

5.    ACCEPTANCE

5.1 Unless the parties agree otherwise herein or in a Work Order, the Licensed Software will be considered accepted upon delivery. In the event that there are multiple sites, acceptance of the Licensed Software, or any part thereof, at the first such delivery shall constitute acceptance at all subsequent sites.

5.2 If a Work Order calls for installation and acceptance testing, the parties agree to the following procedure.

      (a) Following proper installation of the Licensed Software by TIBCO pursuant to the Work Order, unless specified in the Work Order, the parties will perform the acceptance tests provided by TIBCO for the purpose of determining that the Licensed Software performs substantially in accordance with its Documentation or, in the case of new software development, substantially in accordance with Client's functional requirements for such software. If the Licensed Software (including newly developed software) substantially performs the acceptance tests, Client shall notify TIBCO within five (5) days, and the date of notification shall be the acceptance date. Failure to do so will constitute acceptance. Testing will be scheduled in accordance with the implementation plan set forth in the Work Order.

      (b)   If Client fails to notify TIBCO of any material defect within thirty
            (30) days of installation of the Licensed Software, the Licensed Software shall be deemed accepted by Client.

      (c) If Client notifies TIBCO in writing and demonstrates to TIBCO that the Licensed Software has not substantially meet the acceptance tests, TIBCO shall make corrections and modifications to the Licensed Software so as to meet such criteria. The charges for corrections and modifications to Fixed Price components are included in the Fixed Price established therefor. The charges for corrections and modifications to T&M components will be charged on a T&M basis.

      (d) Corrections and modifications will be accomplished on a timely basis to make the Licensed Software ready for retesting by Client. The parties shall repeat the acceptance tests as soon as reasonably requested by TIBCO and Client shall notify

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            TIBCO within five (5) days after such tests have been conducted if and when the Licensed Software is accepted. In the event that the Licensed Software (or parts thereof) does not pass the applicable acceptance test(s), Client may issue a conditional acceptance, upon terms acceptable to both parties, which will permit utilization in production and continued correction by TIBCO of any defects. If Client declines to grant conditional acceptance, then Client may terminate this Agreement in accordance with section 8.5. Otherwise, the date of the last such test shall be the acceptance date.

      (e) In the event the Licensed Software (or parts thereof) does not pass the applicable acceptance test(s), but is utilized by Client in a production environment for a period of thirty (30) consecutive business days, it shall be deemed accepted for all purposes as if it had successfully passed such acceptance test(s).

6.    TITLE

6.1 TIBCO shall retain title to all intellectual property rights embodied in the Licensed Software, Documentation and any modification or enhancement of the Licensed Software or Documentation made under this Agreement or any Work Order ("TIBCO Property").

6.2 Client shall retain title to all intellectual property rights embodied in software, and any modification or enhancement thereof, that is provided or developed solely by Client without any violation of the terms of this Agreement and which is not TIBCO Property ("Client Property").

6.3 The parties agree that performance hereunder may result in the development of new concepts, software, methods, techniques, processes, adaptations and ideas, in addition to the TIBCO Property and/or Client Property, which may be delivered by TIBCO or embedded in TIBCO's deliverables ("New Property"). The parties agree that ownership of New Property shall be determined on a case by case basis prior to the execution of a Work Order requiring the delivery of any New Property and such ownership shall be clearly detailed in such Work Order. The parties intend for the designation of ownership in the Work Order to be consistent with (but not necessarily bound by) the following guidelines:

      (a) New Property which contains Client's proprietary or confidential information shall belong to Client to the extent it contains such information; and

      (b) New Property which contains TIBCO's proprietary or confidential information shall belong to TIBCO to the extent it contains such information; and

      (c) Any other New Property for which ownership is not allocated by Work Order or by the above default rules shall belong to TIBCO.


6.4 Each party will assign and shall cause its respective employees, agents, and contractors to assign, without further consideration, the ownership of software and/or documentation, including all associated intellectual property rights therein, as necessary to give effect to the ownership terms specified in this Agreement. Each party agrees to

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      perform, at the reasonable request of the owner of such software and/or documentation, such further acts as may be necessary or desirable to transfer ownership of, and to perfect and defend, such software and/or documentation or other deliverable or work product in order to give effect to these ownership terms.

7.    LICENSE

7.1 In accordance with the terms herein, TIBCO grants to Client, and Client accepts from TIBCO, a perpetual, personal, non-exclusive and non-transferable (except as otherwise specifically provided by this Agreement) object code license to use the current version of Licensed Software (or any other version provided to Client by TIBCO).

7.2 software shall be able to be used at any of Client's business premises or premises of any Instinct company (sharing a common parent with Client) in the business of fixed income and/or equities brokerage without the prior approval of TIBCO. The Licensed Software may not be used at other locations unless TIBCO is notified and approves otherwise, such approval not to be unreasonably withheld. Use of the Licensed Software may be subsequently transferred to other locations maintained by Client or premises of any Instinct company (sharing a common parent with Client) in the business of fixed income and equities brokerage, provided (1) the total number of User Positions at which the Licensed Software is used by Client does not exceed the number of User Positions specified in Exhibit A and (2) Client provides TIBCO with written notice within thirty (30) days after such transfer.

7.3 Client shall have the right to use the Licensed Software at a disaster recovery facility without prior notice to TIBCO, but shall promptly notify TIBCO as soon as circumstances permit.

7.4 The Licensed Software shall be used only for the processing of Client's own business, which may include servicing and maintaining records on behalf of its customers and clients. Client shall not permit any third party to use the Licensed Software. Authorized agents or contractors of Client acting for Client shall not be considered "third parties" for purposes of such limitation provided, however that disclosure of TIBCO Confidential Information to such agents or contractors will be subject to the provisions of Section 18 ("Confidentiality").

7.5 Client shall not use or allow the use of the Licensed Software (a) for rental or in the operation of a service bureau; (b) through terminals located outside Client's business premises or business premises of any Instinct company in the business of fixed income and/or equities brokerage by persons not employed by or under contract with Client; or (c) as on-line control equipment in the operation of a nuclear facility, aircraft navigation or aircraft communication systems or air traffic control machines.

7.6 Client shall have the right to reproduce one (1) copy of the Licensed Software and Documentation for archival purposes.

7.7 Client shall not, either directly, or through a third party, reverse engineer, disassemble or decompile any software provided by TIBCO, or make any attempt in any fashion except
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      as specifically provided in this Agreement to obtain the source code to the Licensed Software, nor shall Client reproduce or distribute, the Licensed Software, or any part thereof, as part of any other software program. Further, Client may not create any software program which makes direct function calls to any libraries which are Third Party Materials and which are designated as unavailable for such purposes in Exhibit B.

8.    TERMINATION

8.1 Each party has the right to terminate this Agreement and license(s) granted herein:

     (a) Upon written notice if the other party, its officers or employees violate any material provision of this Agreement including, but not limited to, Section 18 ("Confidentiality") or Section 3 ("Consideration"), provided that the non-breaching party is in substantial compliance with the terms of this Agreement. The default notice must be clearly identified as such, be referenced to this
           Section 8, and specify in detail the basis for the alleged material breaches. Except with regard to breaches of confidentiality (which shall be ten [10] days) and payment obligations (which shall be fifteen [15] business days), the breaching party shall have thirty
           (30) days from receipt of such notice to correct such breach;

     (b)   In the event the other party (i) terminates or suspends its business,
           (ii) becomes subject to any bankruptcy or insolvency proceeding under federal or state statute or (iii) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority.

8.2 In the event of termination by reason of Client's failure to substantially comply with any material part of this Agreement, or upon any act which shall give rise to TIBCO's right to terminate, TIBCO shall have the right, at any time, to terminate the license(s) and take immediate possession of the Licensed Software and documentation and all copies wherever located, without additional demand or notice. Within five (5) days after termination of the license(s) as provided above, Client will return to TIBCO the Licensed Software in the form provided by TIBCO or as modified by Client at Client's cost, or upon request by TIBCO destroy the Licensed Software and all copies, and certify in writing that they have been destroyed. Termination under this Article shall not relieve Client or TIBCO of obligations regarding confidentiality of the Licensed Software.

8.3 Without limiting any of the above provisions, in the event of termination as a result of Client's failure to substantially comply with any of its material obligations under this Agreement, Client shall continue to be obligated for any payments due. Termination of the license(s) shall be in addition to and not in lieu of any equitable or other remedies available to TIBCO.

8.4 Notwithstanding anything contained in this Section 8 to the contrary, once Client has made full payment of the license fee for any particular program of Licensed Software, TIBCO cannot terminate the license granted hereunder with respect to such program, except for an uncured breach by Client of the terms of Section 7 ("License"), Section 18 ("Confidentiality") or
      Section 22 ("Assignment").

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8.5   Notwithstanding anything herein to the contrary, in the event of termination of this Agreement by Client for cause prior to acceptance of the Licensed Software, the software licenses granted hereunder shall be canceled and Client shall discontinue use of the Licensed Software and return all copies thereof to TIBCO and TIBCO shall refund any license fees paid. Upon such termination and return of the Licensed Software and repayment, the parties hereto shall be discharged of all further liabilities under this Agreement except for such liabilities arising out of the continuing obligations of confidentiality and non-solicitation of employees.

9.    WARRANTIES

9.1 TIBCO warrants that, for thirty (30) days following Client acceptance of the Licensed Software furnished under this Agreement or the deliverables provided pursuant to a Work Order hereunder (the "Warranty Period"), the Licensed Software, exclusive of Third Party Materials, will substantially conform to the accepted level of performance as set forth in Section 5.2(a) ("Warranty"). To the extent that Client notifies TIBCO in writing during the applicable Warranty Period of any material non-conformity of the Licensed Software or deliverables with such acceptance level, and provides TIBCO with (a) Client's estimation of the severity of such non-conformity and (b) such printouts, typescripts, documentation and other details of such non-conformity as TIBCO shall request, TIBCO's sole obligations to use reasonable commercial measures to remedy or provide a work-around for such defect. In determining the timing of its response, TIBCO shall be entitled to take into account the severity of the defect. In the event that TIBCO determines that the Licensed Software is not defective in such respect, Client shall reimburse TIBCO for its services at TIBCO's then current consulting rate for such services.

9.2 To the extent its agreement with a supplier of Third Party Materials permits, TIBCO shall pass through to Client any performance warranty relative to such Third Party Materials; provided, however, that TIBCO makes no additional or supplemental warranty with respect thereto.

9.3 TIBCO warrants that it has, and on the date of acceptance of the Licensed Software will have, the full right and authority to grant this license and that neither this license nor performance under this Agreement does or shall conflict with any other agreement or obligation to which TIBCO is a party or by which it is bound.

9.4 TIBCO warrants that its technical and consulting services will be of a professional quality conforming to generally accepted industry standards and practices. During the thirty (30) day period following completion of any such services, TIBCO shall, upon receipt of written notice from Client describing a breach of the foregoing Warranty in such reasonable detail as is requested by TIBCO, perform the services described in such written notice so as to conform to generally-accepted industry standards and practices.
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9.5   These warranties do not cover defects or nonperformance due to causes and products external to the Licensed Software, and are not valid with respect to such defects or nonperformance.

9.6 If the Licensed Software is not in substantial compliance with the warranties contained in this Agreement at the end of the Warranty Period, TIBCO shall extend the Warranty Period until the Licensed Software is brought into such compliance.

9.6 If any modification is made to the Licensed Software by Client without TIBCO's approval, this Warranty shall immediately be terminated with respect to such modified software. Correction for difficulties or defects traceable to Client's unauthorized modifications or unauthorized systems changes shall be billed to Client at TIBCO's standard time and material charges.

9.7 TIBCO makes no warranties with regard to Third Party Materials. Along with the transfer of title, TIBCO agrees to transfer and assign to Client all of TIBCO's rights and interests in and with respect to all purchase agreements for Third Party Materials being supplied under this Agreement between TIBCO and other manufacturers and distributors, subject to any limitations set forth in such agreements relating to such transfers. Upon request by Client, all purchase agreements will be submitted to Client for prior approval. TIBCO will execute any documents or instruments reasonably necessary to effect the transfer and assignment of TIBCO's rights and interests thereunder. TIBCO makes no representation as to the effectiveness, adequacy or enforceability of such transferred rights.

9.8 Except as otherwise specifically provided by this Agreement, TIBCO's sole liability for any damages relating to the (a) performance of the Licensed Software and sufficiency of the services hereunder or (b) matters covered by this Warranty, shall be limited to the provisions of this Section 9 regardless of whether any liability is based on contract or other theory.

9.9 THE WARRANTIES IN THIS SECTION 9 ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY TIBCO. TIBCO MAKES AND CLIENT RECEIVES NO ADDITIONAL WARRANTY, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO AGENT, CONTRACTOR OR EMPLOYEE OF TIBCO, EXCEPT TIBCO'S DULY AUTHORIZED REPRESENTATIVE, IS AUTHORIZED TO ALTER OR EXCEED THE WARRANTY OBLIGATIONS OF TIBCO AS SET FORTH HEREIN.

10.   NON-SOLICITATION OF EMPLOYEES

10.1 Each party agrees that, during the period of performance of this Agreement, and for a period of one (1) year following completion of the period of performance, it will not solicit for employment or hire the employees of the other party without such other party's prior written consent thereto. The period of performance for purposes of this Section 10 shall begin on the effective date of this Agreement and end upon the

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      earlier to occur of: (1) final payment by Client of any fees due under
      Section 3 of this Agreement; or (2) termination of this Agreement and the license(s) granted hereunder.

10.2 If either party hires any personnel of the other party who are or have been assigned to perform work for the party seeking to hire such personnel under this Agreement, the hiring party shall pay the other party a fee for the additional benefit obtained thereby. If such hire occurs during the performance of this Agreement or within one (1) year following completion of the period of performance, the hiring party shall pay an amount equal to one hundred percent (100%) of the total first year compensation paid to such personnel.

11.   COMPLIANCE WITH LAW

11.1 This Agreement is made subject to any laws, regulations, orders or other restrictions on the export of the Licensed Software, or information about the Licensed Software, which may be imposed at any time or from time to time by the United States Government. Client (i) shall comply with all such laws, regulations, permits, orders and other restrictions to the extent that they are applicable to Client and (ii) shall not, directly or indirectly, export or re-export (as defined in the United States Export Administration Regulations) the Licensed Software or any information about the Licensed Software to any country for which the United States Government, or any agency thereof, requires an export license or other governmental approval without first obtaining the same. TIBCO shall comply with all applicable statutes with respect to labor employed, and shall protect and indemnify Client against any payroll taxes or contributions imposed with respect to employees of TIBCO or any subcontractor by any applicable law dealing with old age benefits, FICA, unemployment compensation, health insurance and related subjects. TIBCO and Client agree that TIBCO is an independent contractor. TIBCO shall be liable for and hereby represents to Client that all payments and obligations to subcontractors and suppliers will be timely made and satisfied at all times during the term of this Agreement, and agrees to indemnify Client for any loss to Client relating to TIBCO's violation of the provisions of this Article, provided, however, TIBCO is given prompt written notice of any claim or action and control, authority, information, and reasonable assistance for defense or settlement thereof; and provided further that Client shall not settle such claim, suit or proceeding without the written consent of TIBCO.

12.   APPLICABLE LAW

12.1 The law of the State of New York, as applied to transactions to be carried out wholly within New York by New York residents, applies to this Agreement and the rights, duties and obligations of the parties hereto. The state and or federal courts in Manhattan County, New York, shall have exclusive jurisdiction of any action arising out of or relating to this Agreement and each of the parties further irrevocably agrees to waive any objection to the venue of any such suit or proceeding in Manhattan County, New York, or to in personam jurisdiction, provided that service is effective.

12.2 The United Nations Convention on Contracts for the International Sale of Goods is excluded from application hereto.
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13.   PROPRIETARY RIGHTS INDEMNITY

13.1 TIBCO shall defend, indemnify and hold harmless Client with respect to any claim, demand, cause of action, or liability, including attorneys' fees, to the extent that such is based upon a claim that the Licensed Software, (including any deliverables pursuant to Work Orders) used by Client within the scope of the licenses granted hereunder, infringes any United States, UK, Hong Kong, France, Germany, Switzerland or Japan. patent, any United States copyright, or any trade secret or other intellectual property rights; provided that TIBCO is promptly notified in writing of such claim and provided further that TIBCO shall have the exclusive right to control such defense. In no event shall Client settle any claim, lawsuit or proceeding without TIBCO's prior written approval. Client may, at its own expense, assist in such defense if it so chooses.

13.2 In the event of any such claim, litigation or threat thereof, TIBCO, at its sole option and expense, may procure for Client the right to continue to use the Licensed Software or, at its sole option and expense, may replace or modify the Licensed Software with functionally-compatible, non-infringing software. If such settlement or such modification is not reasonably practical in the sole opinion of TIBCO, after giving due consideration to all factors including financial expense, or if a temporary or final injunction or other judgment is obtained against TIBCO with respect to the Licensed Software or any part thereof, TIBCO may cancel this Agreement or the applicable Work Order and the licenses granted thereunder upon fifteen (15) days written notice to Client and shall refund to Client the unamortized portion of the amounts paid to TIBCO by Client for the development and/or acquisition thereof based upon five (5) year straight-line depreciation, such depreciation to commence on the date on which the Licensed Software was first accepted hereunder. Upon such repayment TIBCO shall be discharged of all further liability hereunder except for the obligations set forth in Section 13.1 hereof.

13.3 To the extent its agreement with a vendor of Third Party Materials permits, TIBCO will pass through to Client any proprietary rights indemnity relating to such Third Party Materials; provided, however, that TIBCO gives no additional or supplemental indemnity with respect thereto.

13.4 The foregoing states the entire liability of TIBCO and the exclusive remedies of Client with respect to the infringement of any proprietary rights by the Licensed Software or any parts thereof, and Client hereby expressly waives any other such liabilities.

14.   GENERAL INDEMNITY

14.1 The parties acknowledge that it may be necessary for the employees of each to be present at the facilities of the other for extended periods of time. The parties agree upon reasonable notice to provide the employees of the other with all reasonable facilities and services to assure that their services may be properly performed.

14.2 Each party will instruct its employees to conform with the internal regulations and procedures of the other party while on such party's premises.

14.3  Additionally, each party agrees to indemnify, defend, and save harmless the other party, its officers, agents and employees from any and all claims and losses accruing or resulting to any person, firm, or corporation for personal injury or tangible property
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      damage, but only to the extent of the negligence and/or willful misconduct of the indemnifying party.

15.   INSURANCE

15.1 TIBCO certifies, and will provide evidence thereof at Client's request, that TIBCO maintains:

15.2 A standard policy covering the obligations of TIBCO for Worker's Compensation Insurance pursuant to the laws of California or such other jurisdiction as applicable.

15.3 Insurance covering bodily injury and property damages in the amount of not less than $10,000,000 for each occurrence and $10,000,000 aggregate. Such coverage may be achieved through a combination of commercial general liability and umbrella liability policies.

15.4 Automobile liability insurance covering all owned, non-owned and hired vehicles with a combined single limit for bodily injury and property damage of not less than $2,000,000 per accident.

16.   LIMITATION OF LIABILITY

16.1 NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES OF THE OTHER PARTY OR OF DIRECT DAMAGES GREATER THAN THE LIMITATIONS ESTABLISHED HEREIN EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

16.2 TIBCO shall not be liable to Client for cumulative direct damages greater than the lesser of (1) the total amount having then been paid by Client to TIBCO under this Agreement, or (2) if such damages arise in connection with the performance of any Work Order, the amount having then been paid by Client to TIBCO under such Work Order; provided, however, that the limitation of this sentence shall not apply to TIBCO's obligations set forth in Section 13 ("Proprietary Rights Indemnity") or Section 14 ("General Indemnity") of this Agreement or for such liabilities covered by the insurance defined in Section 15 ("Insurance") in which case the limits of such coverage will govern.

16.3 Except where the limitation does not apply as described above, Client releases TIBCO from all obligations, liability, claims, or demands relating to the Licensed Software and Documentation and this Agreement in excess of the limitations provided for in this Section 16. The parties acknowledge that the limitation set forth in this Section is integral to the amount of fees levied in connection with the license of the Licensed Software and Documentation and the services rendered hereunder and that, were TIBCO to assume any further liability other than as set forth herein, such fees would of necessity be set substantially higher.

16.4 Client further agrees that it shall have no claim or cause of action against third party licensors to TIBCO of any Third Party Materials which are embedded in the Licensed Software, except to the extent such rights have been duly assigned to Client.

17.   FORCE MAJEURE

17.1 Neither party shall be liable for default or delay caused by any occurrence beyond its reasonable control or beyond the reasonable control of any subcontractor, including but not limited to fires, strikes, accidents, acts of God and subcontractor defaults. In the event TIBCO should be delayed in the completion of any portion of the work by reason of any such occurrence, the time within which the portion of work is to be completed shall be extended by the period of such delay, but no such extension shall be made unless a notice thereof is presented by TIBCO to Client in writing within ten (10) working days after the occurrence of such delay and no payment shall be made by Client to TIBCO for any expenses incurred by TIBCO by reason of any such default or delay.

17.2 In addition to the foregoing, TIBCO shall not be liable for default or delay caused by TIBCO's efforts to comply with U.S. Government export control laws and regulations. In the event that U.S. Government export control laws or regulations change after the execution of this Agreement and such changes inhibit or prohibit TIBCO from performing under this Agreement, TIBCO shall not be liable for its non-performance.

18.   CONFIDENTIALITY

18.1 Any information which a party considers to be confidential or proprietary shall, if tangible, be marked as such or, if communicated orally, designated at the time and promptly confirmed in writing as such. Information which is so marked or designated and confirmed, and the Licensed Software regardless of form or designation, shall be "Confidential Information" under this Agreement. Information received by TIBCO while on the premises of Client shall be deemed Confidential Information whether marked as such or not.

18.2 Confidential Information shall be held in trust and used only as necessary for the performance of this Agreement. Confidential Information shall be treated with the same degree of care to avoid disclosure to third parties as is used with respect to the recipient party's own Confidential Information, but not less than a reasonable degree of care.

18.3 Confidential Information shall be disclosed only to those employees or agents of a party who have a need to know such information and are under a binding obligation of confidentiality with respect to any such information received. Confidential Information shall not be disclosed to any other third party without the prior written consent of the party disclosing the Confidential Information. The party receiving Confidential Information shall defend, indemnify and save the disclosing party harmless from and against any and all damages, including reasonable attorneys' fees, sustained as a result of the unauthorized use or disclosure of the disclosing party's Confidential Information.

18.3 Confidential Information shall not include information (a) at the time of its disclosure was known to the party to whom disclosed; (b) is already in the public domain or becomes generally known or published without breach of this Agreement; (c) is lawfully disclosed by a third party free to disclose such information; (d) is independently developed by the party to whom disclosed without reference to or use of the Confidential Information; or (d) is legally required to be disclosed provided that the party so compelled shall promptly notify the other party so as to permit such other party to appear and object to the disclosure and further provided that such disclosure shall not change or diminish the confidential and/or proprietary status of the Confidential Information.

18.4 Notwithstanding the restrictions of this Section 18, TIBCO or Client may announce the parties' relationship in a press release subject to the reasonable written approval of the other party.

19.   DISPUTE RESOLUTION

19.1 Except as provided in Section 20 below and unless otherwise required in order to comply with deadlines under the law, neither party shall file an action or institute legal proceedings with respect to any dispute, controversy, or claim arising out of, relating to, or in connection with, this Agreement until: (a) the aggrieved party has given the other party written notice of its grievance setting forth the nature of the dispute, the amount involved, if any, and the remedy desired, and delivering same by certified mail; (b) the other party has failed to provide a prompt and effective remedy; (c) the aggrieved party has requested senior executives for both parties to meet and discuss the matter in order to consider informal and amicable means of resolution; and (d) either such meeting failed to occur within fifteen (15) days after such request or the meeting did not produce a mutually satisfactory resolution of the matter.

20.   INJUNCTIVE RELIEF

      TIBCO and Client hereby acknowledge and agree that damages at law and the dispute resolution provisions of Section 19 may be inadequate remedies for the breach of Sections 6 ("Title"), Section 7 ("License"), Section 10 ("Non-Solicitation of Employees") or Section 18 ("Confidentiality") hereof, and, accordingly, TIBCO and Client hereby agree that TIBCO and/or Client may be entitled to temporary and permanent injunctive or other equitable relief with respect to any such breach without the necessity of proving actual damages or posting a bond or other security or resorting to the provisions of Section 19. The rights set forth in this Section 20 shall be in addition to any other rights which the parties may have at law or in equity.

21.   NOTICES

21.1 Unless stated otherwise, all notices, approvals, consents, requests, demands, or other communication to be given to either party shall be in writing by any means where receipt is acknowledged, except by facsimile transmission, and shall be effective on the date of receipt thereof. If undeliverable, or if receipt is not acknowledged by the receiving party, such communication shall be effective ten (10) days from the date mailed or sent.

21.2 Such communication shall be addressed to the parties, except Default Notices and Notices of Termination which shall be addressed to the parties and their legal counsel, at their respective addresses set forth below, or at any other address that each party shall provide to the other in writing:

     FOR CLIENT:                              CLIENT'S LEGAL COUNSEL:

     Instinct Corporation                      ----------------------

     --------------------------                ----------------------

     --------------------------                ----------------------

     --------------------------                ----------------------



     FOR TIBCO:                               TIBCO'S LEGAL COUNSEL:


     TIBCO Finance Technology Inc.            TIBCO Finance Technology Inc.
     3165 Porter Drive                        3165 Porter Drive
     Palo Alto, CA 94304-1213                 Palo Alto, CA 94304-1213
     Attention: Chief Financial Officer       Attention: General Counsel

22.   ASSIGNMENT

      This Agreement shall be binding upon and inure to the benefit of the parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party and any such attempted assignment shall be void, except that either party may assign this Agreement and/or any of its rights and/or obligations hereunder, upon written notice to the other party to another entity in the event of that party's merger or consolidation with another entity, without the consent of the other party, provided that the assignee is capable of fulfilling and intends to fulfill the obligations of the assigning party under this Agreement. Notwithstanding the foregoing, Client may assign this agreement (i) to any Intellectual Property Rights holding company (directly or indirectly sharing a common parent with Client and 100% owned by such parent) so long as such company is not able to trade securities using the Licensed Software; or (ii) to any Instinet company (directly or indirectly sharing a common parent with Client and 100% owned by such parent) in the business of fixed income and/or equities brokerge. Each party may terminate this Agreement in case there is a change of control of the other party, but shall not be entitled to any refund whatsoever and all amounts owing shall be immediately paid.

23.   GENERAL

23.1 This Agreement constitutes the complete and exclusive statement of the agreement between the parties as relates to the subject matter and supersedes all proposals, oral or written, and all other representations, statements, negotiations and undertakings relating to the subject matter.

23.2 No change in, addition to, or waiver of any of the provisions of this Agreement shall be binding upon either party unless in writing signed by an authorized representative of such party. No waiver by either party of any breach by the other party of any of the provisions of this Agreement shall be construed as a waiver of that or any other provision on any other occasion.

23.3 In the event any one or more of the provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in effect and the Agreement shall be read as though the offending provision had not been written or as the provision shall be determined by such court to be read.

23.4 Upon termination or other expiration of this Agreement, each party shall forthwith return to the other all papers, materials and other properties of the other held by it for purposes of execution of this Agreement.

23.5 The captions used in this Agreement are inserted for the convenient reference of the parties and in no way define, limit or describe the scope or intent of this Agreement or any part hereof.

23.6 Dates or times by which TIBCO is required to make performance under this license shall be postponed automatically for so long as TIBCO is prevented from meeting them by causes which are Client's responsibility.

23.7 The prevailing party in a controversy or claim shall have the right to collect its reasonable expenses incurred in enforcing this Agreement, including reasonable attorney's fees.

23.8 This Agreement may be executed in two original counterparts, which together shall constitute the same Agreement, but only one of which need be produced to evidence the Agreement.

23.9 The parties further agree that the rights and obligations set forth in Sections 3, 4, 6, 10, 11, 12, 13, 14, 16, 18, 19, 20, 21, and subsections
      23.1, 23.2, 23.3, 23.4, and 23.7 shall survive the completion or termination of this Agreement for any reason and enforcement thereof shall not be subject to any conditions precedent.

      IN WITNESS WHEREOF, each party has caused a counterpart original of this Agreement to be executed as of the date first written above by its authorized representative.



ACCEPTED BY:

INSTINET CORPORATION                      TIBCO FINANCE TECHNOLOGY INC.



Signed:                                     Signed:
        -----------------------                     ------------------------
Print Name:                                 Print Name:
            -------------------                        ---------------------
Title:                                      Title:
          ---------------------                     ------------------------
Date:                                       Date:
        -----------------------                     ------------------------

                          EXHIBIT A: LICENSED SOFTWARE


1.0   LICENSED SOFTWARE

PRODUCT                                         DESCRIPTION
-------                                         -----------
TIBCO Market Data API                           The TIB/Rendezvous Standard API enables an application to register
TIB/RV Standard + TIB/Message)                  subscriptions with the MDDS distribution component ("TIC") and manages the dispatching of user-supplied callback routines regarding the internal handling for incoming data.

                                                The TIB/Message API enables an application to "crack" and "pack"
                                                self-describing messages received from or sent to a MDDS distribution component.

TIB/Rendezvous Professional Edition             The TIB/Rendezvous Professional API provides additional functionality including:
(Client/Server)                                 -     Fault Tolerance

                                                -     Certified Messaging

                                                -     Distributed Queues ("1 of N")

                                                This API is not used in the distribution of market data and will not be included in the TIBCO Market Data API

SYSTEM ADMINISTRATION LICENSES

(TIB/Hawk)                                      The TIB/Hawk Enterprise Monitoring System provides efficient and scaleable system monitoring.  TIB/Hawk has a rich set of functionality that makes it one of the most versatile and powerful monitoring systems

MDDS SERVER COMPONENTS

TIBCO Information Cluster - TIC                 A fault tolerance pair of TIC's will be installed at the Client's location.
                                                Each TIC requires a dual-homed machine that sits between the Feed Net and the
                                                Client Net.  The TIC is responsible for caching incoming data from the feed net, managing client subscriptions, and distributing data to clients using the
                                                TIB/Rendezvous protocol.

TIBCO Entitlements - Version 4                  A fault tolerance pair of Entitlements TIC's will be installed at the Client's location

TIBNews Database Server                         A fault tolerance pair of TIBNews Database Servers will be installed at the
                                                Client's location.

Reuters News 2000 Feed Handler                  The Feed Handler communicates with the Vendor supplied feed box, encapsulates the messages in a canonical format, and publishes the messages to the TIC.  The
                                                Feed Handlers use the CiServer and a MDDS specific protocol (not TIB/RV) for communications between the GSM and the TIC.

Reuters Select Feed Plus Feed Handler           The Feed Handler communicates with the Vendor supplied AMS feed PC, encapsulates the messages in a



                                                canonical format, and publishes the messages to the TIC.  The Feed Handlers use the CiServer and a MDDS specific protocol (not TIB/RV) for communications between the GSM and the TIC.

Reuters Data Feed (RDF) Feed Handler            This Reuters Data Feed is a new high speed/high volume data delivery system,
(available 4Q98)                                which is both  Interactive and Broadcast.  The Feed Handler communicates with the Vendor supplied feed boxes, encapsulates the messages in a canonical format, and publishes the messages to the TIC.

Global Services Manager (GSM)                   The Global Services Manager is responsible for load balancing requests for the
                                                Vendor Feed among the 'n' number of Feed Handlers.  For the Pilot, a fault tolerant pair of GSM processes will be installed at the Client location.
                                                (Note:  theses processes do not require dedicated hardware)

TIBRouter +                                     TIBR+ is a software router for WANs.  Working in conjunction with TIBR+
                                                adapters, TIBR+ can flexibly route TIB services such as SASS, MSA and News between remote TIB sites.

WORKSTATION SOFTWARE

MarkeSheet for Windows                          The MarketSheet for Windows software will be installed on NT machines connected to the Client TIB Network to provide display capability for TIB data.

TIB/Automation                                  TIB/Automation software provides TIB publish and subscriber functionality to the NT desktop.  This allows TIB data to be plugged into spreadsheets or other desktop applications.

RUN-TIME LICENSES

TIB/Rendezvous Standard Run-times               The Rendezvous Daemon run-time license is installed on each host and handles the IPC between applications.

TIB/Rendezvous Routing Daemon (RVRD)            TIB/Rendezvous routing daemons forward messages efficiently across WAN or LAN boundaries, without change to existing TIB/Rendezvous application code.
                                                (Licensed separately).

CiServer Run-times                              The CiServer Daemon run-time license is installed on each host of the Feed Net and handles the IPC between the TIBCO feed handlers and the TIC.

ENTERPRISE MESSAGING

TIB/MessageBroker                               TIB/MessageBroker is sophisticated content-based routing and message transformation system.  TIB/MessageBroker transforms input messages into output messages of different formats and protocols.  Messages may be routed using any combination of source information and message content, resulting in tightly integrated content-based routing functionality.


TIB/ObjectPlus                                  CORBA 2.0-compliant ORB fully integrated with messaging software.  By leveraging TIBCO's industrial-strength, highly scalable and proven
                                                TIB/Rendezvous(TM) messaging middleware, TIB/ObjectBus is the only ORB that utilizes both broadcast and reliable multicast communication to initiate ORB requests and distribute ORB events across an unlimited number of servers and users.


2.0   USE OF LICENSED SOFTWARE


The Licensed Software listed above may be used in accordance with the Software License Agreement to support the following:

ACTIVE ENTERPRISE COMPONENTS - (UP TO 1000 SIMULTANEOUS LICENSES)

      -     TIB/Rendezvous PRO (Server)

      -     TIB/Rendezvous PRO (Client)

      -     TIB/Rendezvous Routing Daemon (RVRD)

      -     TIB/HAWK - TIB/ObjectBus

      -     TIB/MessageBroker

MARKETDATA DISTRIBUTION SYSTEM (MDDS) - (SUPPORT FOR UP TO 300 SIMULTANEOUS MDDS USERS/LICENSES)

       -     MarketSheet for Windows (including runtimes)

       -     TIBCO Interactive Feed Handler TIC

       -     TIBCO Entitlements Version 4

       -     TIBNews Database Server

       -     Reuters News 2000 Feed Handler

       -     Reuters Select Feed Plus (RSFP) 4 RDF
               (upgradable as defined in Exhibit D)

       -     Global Services Manager (GSM)

       -     ciServer Run-times TIB/Automation

       -     TIBRouter +

                        EXHIBIT B: THIRD PARTY MATERIALS

1.0 OVERVIEW

TIBCO is not responsible for the procurement and delivery of any third party materials to the Client as part of the execution of this agreement.

                             EXHIBIT C: CLIENT TASKS


1.0 OVERVIEW


This document describes the major activities required of the Instinet staff or their consultants or agents in the execution of this Agreement.

2.0   CLIENT TASKS


     A) The Client will provide the necessary hardware for the installation of the Licensed Software, as agreed between TIBCO and the Client. Implementation services such as installation, implementation, and training will be executed as a separate WorkOrder referencing this Agreement;

     B) The Client will provide an appropriate environment, during normal business hours, upon reasonable notice, for TIBCO on-site support personnel to work at Client's or an Instinet company's site;

     C) The Client will provide subnet and IP addressing to facilitate RV Licensing;


     D) The Client will provide a project plan with estimated dates to stage/install and accept the MDDS system, which will be mutually agreed between the parties.

                               EXHIBIT D: PRICING


1.0   LICENSED SOFTWARE

The Licensee may use the following Software at the locations listed/defined in this Agreement.

2.0   PRICING FOR LICENSED SOFTWARE

The pricing below is established with the intent to allow Instinet (a strategic Client) to use TIBCO's software for the next three years with a minimum of disruption caused by growth and need for additional licensing. Additional software may be purchased at the agreed 50% discount of current list pricing.

ACTIVE ENTERPRISE COMPONENTS - (PROVISION FOR UP TO 1000 SIMULTANEOUS LICENSES)

Pricing for the listed components below is $1,100,000 USD.

    - TIB/Rendezvous PRO (Server)

    - TIB/Rendezvous PRO (Client)

    - TIB/Rendezvous Routing Daemon (RVRD)

    - TIB/HAWK - TIB/ObjectBus

    - TIB/MessageBroker

MARKETDATA DISTRIBUTION SYSTEM (MDDS) - (PROVISION FOR UP TO 300 SIMULTANEOUS MDDS USERS/LICENSES)

Pricing for the listed components below is $400,000 USD. This rate reflects a one-time deep discount to reflect Instinet's specific business requirements and development needs. After the three-year period, additional MSW licenses can be added at a rate of $2,500 per license or at the current list pricing less the established Instinet discount rate noted above.

    - MarketSheet for Windows (including runtime)              300

    - TIBCO Interactive Feed Handler TIC                         4

    - TIBCO Entitlements -Version 4                              4

    - TIBNews Database Server                                    4

    - Reuters News 2000 Feed Handler                             4

    - Reuters Select Feed Plus (RSFP)                           36

      - Upgradable to RDF                                        6

    - Global Services Manager (GSM)                              4

    - ciServer Run-times                                       100

    - TIB/Automation                                           300

    - TIBRouter +                                               10

3.0   INSTALLATION/DELIVERY SERVICES/ACCEPTANCE

1) INSTALLATION/DELIVERY SERVICES - can be purchased from TIBCO based on the schedule below:

PRICING:

                           Dai1y          2 Month     16 Month
                          --------       -------      --------
Business Days                    1            60           120
Discount                         0%           10%           25%
Daily Rate                $  2,000         1 800      $  1,500
--------------------------------------------------------------

Total                     $2,000       $108,000       $180,000
==============================================================


The total cost for the six-month option is $180,000. These services can be used for twelve months following the commencement of this Agreement.

In order to ensure the effectiveness and success of the delivery services, TIBCO will assign the following project team:

(1) Project Manager

(1) Systems Engineer

(1) Application Consultant

At times additional staff may be required for the current tasks, and equally at other times the number of staff working on a project may be less than that indicated above. The team members listed above will charge their time as agreed by Instinet and TIBCO toward the services agreement as listed above.


2)  ACCEPTANCE CRITERIA -

   A) ACTIVE ENTERPRISE COMPONENTS  -
   All Active Enterprise Component software (as delineated above) is deemed accepted upon delivery to client.

   B) MARKETDATA DISTRIBUTION SYSTEM (MDDS)  -

   The MDDS system (as delineated above) will be accepted based on the jointly defined Project And Acceptance Plan. The Acceptance Test Plan will address functional testing, load testing and reliability testing. The system will be tested in accordance with the test plan which shall be based upon the Licensed Software meeting the Specifications. Testing will be conducted in conjunction with Instinet. Acceptance testing will cover a pre-production test of the established system infrastructure including the UNIX servers, the NT servers and clients. All acceptance milestones will be completed no later than November 9, 1998 which date may be extended through mutual agreement.

   The infrastructure and NT client system will be considered accepted following successful completion of the acceptance tests and five days of the system running without a severity 1 error for each installation phase.

   The system may not be considered acceptable if it encounters any unresolved severity 1 problems as defined in the TIBCO Software Maintenance Agreement. Instinet will accept the system in parts as indicated in the project plan and in conjunction with the system test plans.

4.0   TRAINING PROGRAM

In an attempt to meet Instinet's training requirements the following schedule has been constructed to offer a purchased block of training for 40 students. The following classes are currently available:

                              DAYS
                              ----

MarketSheet for Windows       3
TIB System Admin              3
TIB/ETX                       3
TIB API Programming           4
TIB RV                        4



PRICING:

Classes (3-4 days each)                     40            80           100
Discount                                    10%           15%           20%
Rate per Class                        $  2,250      $  1,913      $  1,800
                            Total     $ 90,000      $153,000      $180,000

The total cost for the 40 classes is $90,000. Instinet has one (1) year to use the purchased classes and may substitute any course that TIBCO offers which is conducted in four days or less.

5.0   PAYMENT SCHEDULE

The schedule of payment is as follows:


Fees totaling $2,040,000 shall be payable at each of the following milestones. 25% upon signing of this licensing agreement (Estimated September 15, 1998) 45% upon the delivery of the Active Enterprise Software components (October 12, 1998) 15% upon the agreed MDDS "live date" (November 9, 1998) 15% five business days following "live date" (November 16, 1998)


Cost for labor (installation/delivery and support services) will be itemized quarterly for your review.

2)

                                   EXHIBIT E
                                     SAMPLE

                          TIBCO FINANCE TECHNOLOGY INC.
                                   WORK ORDER

                 Addendum Reference (Date/Number/Code) ________

This addendum specifies additional software licenses and services to be provided by TIBCO Finance Technology Inc. ("TIBCO") to Instinct Corp. ("Client"). All terms and conditions of the Software License Agreement between TIBCO and Client, dated ("Agreement"), apply to this addendum as if the same had been set forth herein in full. In case of conflict between the terms of this addendum and the Agreement, the terms of this addendum shall prevail.

1. PROJECT IDENTIFICATION AND DESCRIPTIVE INTRODUCTION

2. DESCRIPTION OF SOFTWARE LICENSED AND/OR SERVICES

2.1 Software and Authorized Sites. The software under this addendum consists of the following components which may be used at the following authorized sites:

2.2 Services. The implementation or other services consist of the following

3. FEES

3.1 Software. Individual prices and the total price are as follows:


3.2 Maintenance on Software

Quarterly rate: $_____or the following percentage of the software list price:
_____%

Maintenance is under the terms of the _______________________ agreement dated ____________ ("Maintenance Agreement")


3.3 Services (e.g., installation, support, training). Services will be performed on either a time-and-materials-and-expenses basis or a fixed price basis at the following rates/fees:

3.4   Hardware (if any)

3.5 Expenses (e.g., travel, meals, hotel)

4. PAYMENT SCHEDULE (WHEN ARE TO BE PAID)

4.1.Software license fees

4.2 Services

4.3 Maintenance fees

4.4 Hardware

5. PROJECT PLAN/PERFORMANCE SCHEDULE

6. ACCEPTANCE CRITERIA AND PROCEDURE. UNLESS SPECIFIED BELOW, ACCEPTANCE IS UPON DELIVERY.

7. WARRANTY

8. PREREQUISITES/CLIENT TASKS

9. OWNERSHIP OF THE DELIVERABLES

ACCEPTED:

Instinet Corp.                      TIBCO Finance Technology Inc.
Signature: SAMPLE                   Signature: SAMPLE
Name:                               Name:
      ------------------                  ---------------------
Title:                              Title:
      ------------------                 ----------------------
Date:                               Date:
      -------------------                ----------------------

                                                                   Exhibit 10.34

                         SOFTWARE MAINTENANCE AGREEMENT

     This Agreement ("Agreement") is made and entered into and effective this ____day of _____________by and between TIBCO Finance Technology Inc., having its principal place of business at 3165 Porter Drive, Palo Alto California 94304, USA ("TIBCO") and Instinct Corporation, having its principal place of business at 850 Third Ave., New York, NY 10022 ("Client").

     WHEREAS, TIBCO has provided to Client certain software as specified in Exhibit A of this Agreement ("Covered Software") pursuant to a software license agreement between the parties (the "License Agreement"); and

     WHEREAS, Client wishes to have TIBCO provide maintenance and support services pursuant to the terms and conditions of this Agreement;

     NOW, THEREFORE, the parties agree as follows:

I.   INCORPORATION OF DOCUMENTS

       The following documents are attached hereto and, by this reference, incorporated in this Agreement:

     Exhibit A                 Covered Sites, Software & Configuration

     Exhibit B                 Authorized Client Contacts

     Exhibit C                 Services and Fees

II.  COVERAGE

     During the term of this Agreement, TIBCO agrees to provide maintenance and support services for the Covered Software operating at the site(s) and on the hardware configurations listed in Exhibit A ("Maintenance Services"). Unless specifically listed in Exhibit A, Section II, Covered Software does not include hardware vendor operating systems and other system software, Client-developed software, and third-party software (except any third party software embedded in the Covered Software).

III. DESCRIPTION OF MAINTENANCE SERVICES

     A. Support Services. During the term of this Agreement, TIBCO will provide the services described herein so as to maintain the Covered Software in good working order, keeping it free from material defects so that the Covered Software shall function properly and in accordance with the accepted level of performance as set forth in the License Agreement.

          (1) Service Response. TIBCO will make available to Client a telephone number (the "Support Center HOTLINE") for Client to call requesting service of the Covered Software. The Support Center HOTLINE operates during business hours, 9:00 a.m. to 5:00 p.m., Monday through Friday, excluding legal holidays. Extended coverage is available for an additional fee. The HOTLINE can also be used to notify TIBCO of problems associated with the Covered Software and related documentation.

--------------------------------------------------------------------------------
98-9-14                    TIBCO Maintenance Agreement                    Page 1
                            CONFIDENTIAL INFORMATION

     B. Remedial Support. Upon receipt by TIBCO of notice from Client through the Support Center HOTLINE of an error, defect, malfunction or nonconformity in the Covered Software, TIBCO shall respond as provided below:

     Severity 1: Produces an emergency situation in which the Covered Software is inoperable, produces incorrect results, or fails catastrophically.

           RESPONSE: TIBCO will provide a response by a qualified member of its staff to begin to diagnose and to correct a Severity 1 problem as soon as reasonably possible, but in any event a response via telephone will be provided within one (1) hour. TIBCO will continue to provide best efforts to resolve Severity 1 problems in less than forty-eight (48) hours. The resolution will be delivered to Client as a work-around or as an emergency software fix. If TIBCO delivers an acceptable work-around, the severity classification will drop to a Severity 2.

     Severity 2: Produces a detrimental situation in which performance (throughput or response) of the Covered Software degrades substantially under reasonable loads, such that there is a severe impact on use; the Covered Software is usable, but materially incomplete; one or more mainline functions or commands is inoperable; or the use is otherwise significantly impacted.

           RESPONSE: TIBCO will provide a response by a qualified member of its staff to begin to diagnose and to correct a Severity 2 problem as soon as reasonable possible, but in any event a response via telephone will be provided within four (4) hours. TIBCO will exercise best efforts to resolve Severity 2 problems within five (5) days. The resolution will be delivered to Client in the same format as Severity 1 problems. If TIBCO delivers an acceptable work-around for a Severity 2 problem, the severity classification will drop to a Severity 3.

     Severity 3: Produces an inconvenient situation in which the Covered Software is usable, but does not provide a function in the most convenient or expeditious manner, and the user suffers little or no significant impact.

           RESPONSE: TIBCO will exercise best efforts to resolve Severity 3 problems in the next maintenance release.

     Severity 4: Produces a noticeable situation in which the use is affected in some way which is reasonably correctable by a documentation change or by a future, regular release from TIBCO.

           RESPONSE: TIBCO will provide, as agreed by the parties, a fix or fixes for Severity 4 problems in future maintenance releases.

     C. Maintenance Services. During the term of this Agreement, TIBCO will maintain the Covered Software by providing software updates and enhancements to Client as the same are offered by TIBCO to its licensees of the Covered Software under maintenance generally ("Updates"). All software updates and enhancements provided to Client by TIBCO pursuant to the terms of this Agreement shall be subject to the terms and conditions of the License Agreement between the parties. Updates will be provided on an as-available basis and include the items listed below:

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           (1) Bug fixes;

           (2) Enhancements to market data service software provided by TIBCO to keep current with changes in market data services or as TIBCO makes enhancements;

           (3) Enhancements to keep current with the current hardware vendor's OS releases, as available from TIBCO, provided that the current hardware vendor's OS release is both binary and source-compatible with the OS release currently supported by TIBCO; and

           (4) Performance enhancements to Covered Software.

           (5) Updates do not include:

                 (a) Platform extensions including product extensions to (i) different hardware platforms; (ii) different windowing system platforms; (iii) different operating system platforms; and

                 (b) New functions such as (i) new functionality in the TIBTM or market data delivery infrastructure; (ii) new market data feeds; (iii) new applications; and (iv) new presentation tools.

     Updates will be provided in machine-readable format and updates to related documentation will be provided in hard copy form. All such deliveries shall be made by a single communication to a single Client designated distribution point specified in Exhibit A. Duplication, distribution and installation of Updates is the responsibility of Client. If requested, TIBCO will provide on-site assistance in the installation of Updates on a time and materials basis, plus expenses.

     TIBCO will provide support services for previous releases for a minimum period of six (6) months following the general availability of a new release or software update. After this time, TIBCO shall have no further responsibility for supporting and maintaining the prior releases.

     TIBCO assumes no responsibility for the correctness of, performance of, or any resulting incompatibilities with, current or future releases of the Covered Software if the Client has made changes to the system hardware/software configuration or modifications to any supplied source code which changes effect the performance of the Covered Software and were made without prior notification and written approval by TIBCO. TIBCO assumes no responsibility for the operation or performance of any Client-written or third-party application.

     D. Services Not Included. Maintenance Services do not include any of the following: (1) custom programming services; (2) on-site support, including installation of hardware or software; (3) support of any software not Covered Software; (4) training; (5) out-of-pocket and reasonable expenses, including hardware and related supplies; or (6) any other activity set forth in Articles IV through VI of this Agreement.

IV.  ON-SITE SUPPORT

     As requested by Client, and upon reasonable notice and approval by TIBCO, TIBCO shall maintain personnel at any of the Covered Sites. On-site personnel will perform ongoing

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system administration, monitoring, reconfiguration and tuning, problem diagnosis, and resolution, and interfacing with Client personnel on production system issues, to the extent possible during normal business hours. These personnel shall also be responsible for the installation of new TIBCO software releases on the production system and the distribution of documentation updates. In addition, on-site personnel will provide training to Client personnel on the operation and administration of the Covered Software as time permits.

V.   PER CALL SUPPORT

     Visits by TIBCO engineers to the Covered Sites can be provided for non-maintenance related activities to supplement the services provided under this Agreement. Tasks performed under Per Call Support include, but are not limited to, installation of additional hardware, training, and consulting for non-TIBCO applications. At any time, Client may request Per Call Support. All requests will be documented by a work order from Client to TIBCO and response by TIBCO will be on a best efforts basis. The minimum call duration is two (2) hours. Client will be billed for labor, including travel time, plus reasonable expenses required for the performance of the requested service. Expenses for travel and travel-related expenses and individual expenses in excess of US$500 require the prior approval of Client. Fees for Per Call Support are contained in Exhibit C.

VI.  TIME AND MATERIALS SERVICES

     A. For Non-TIBCO Problems. In the event that Client notifies TIBCO of a problem experienced by Client in connection with the operation of the Covered Software, TIBCO shall respond as provided in Section III.B., above. If the cause of such problem is not an error, defect or nonconformity in the Covered Software, Client shall compensate TIBCO for all work performed by TIBCO in connection therewith, on a time and materials basis at TIBCO's then current standard rates, unless otherwise agreed by the parties in writing at the time, plus expenses. Expenses for travel and travel-related expenses and individual expenses in excess of US$500 require the prior approval of Client.

     B. For Non-TIBCO Software. Upon request and reasonable notice from Client, TIBCO will provide assistance in the installation of non-TIBCO software on a time and materials basis, plus expenses. Non-TIBCO software consists of any software not specifically listed in Exhibit A, Section II, including the following:

           1. New releases and updates to hardware vendor operating systems and other system software not listed in Exhibit A;

           2. Client-developed software; and

           3. Third-party software (except third party software embedded in the Covered Software).

VII. ACCESS

     Software Maintenance is conditioned upon provision by Client to TIBCO of reasonable appropriate access to the system(s) running the Covered Software, including, but not limited to,

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passwords, system data, file transfer capabilities, and remote log-in-capabilities. TIBCO will maintain security of the system and use such access only for the purposes of this Agreement and will comply with Client's standard security procedures. Information accessed by TIBCO agents or employees as a result of accessing Client's system shall be deemed confidential information pursuant to the terms of the Software License Agreement executed concurrently between the parties hereto.

     Client shall also use commercially reasonable efforts to provide an active voice telephone line at each site which is available continuously when required for support access.

VIII. PROBLEM REPORTING AND TRACKING PROCEDURES

     Client may use the services described herein only by making reference to the authorized support Agreement number. All such reports and requests will be made through the authorized individuals (up to two [2] per site), designated by Client in Exhibit B, who may be changed by Client from time to time by written notice to TIBCO. A twenty-four (24) hour Support Center HOTLINE is provided for problem reporting outside of normal business hours.

IX. FEES

     A. Maintenance Fees. Fees for Maintenance Services provided under this Agreement are contained in Exhibit C. Any time a site or software package is added or deleted from Exhibit A, TIBCO will automatically adjust and/or amend Exhibit A and Exhibit C accordingly. TIBCO will also perform a bi-annual audit of all sections in Exhibit A. If changes have occurred, TIBCO will adjust and/or amend Exhibit A and Exhibit C, and maintenance fees will be adjusted accordingly.

     Rates will be reviewed and adjusted accordingly when another site is added and/or the workstation/server base increases (i.e., added equipment and/or installed software) and/or software to be supported exceeds the Covered Software.

     B. Expenses. Client agrees to reimburse TIBCO for reasonable expenses related to the performance of services. Expenses may include, but are not limited to, charges for materials, freight, travel (including lodging and associated expenses), printing and documentation, and other out-of-pocket expenses reasonably required for performance. Expenses for travel and travel-related expenses and individual expenses in excess of US$500 require the prior approval of Client.

X.   PAYMENT

     A. Maintenance fees and fees for on-site support, if applicable, will be invoiced annually, thirty (30) days in advance of the year.

     B. The charges for time and materials services and any expenses as described in this Agreement will be invoiced each month for charges (services, material and expenses) incurred in the previous month.


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     C. All undisputed invoices shall be due and payable within thirty (30) days of the date of the invoice. A service charge of 1.5% per month or the lawful prevailing rate, whichever is lower, will be applied to all invoices which are past due. Such charges shall apply from the date Client is notified that the amount is past due.

XI.  SUPPORT AGREEMENT NUMBER

For purposes of problem notification, it is necessary for Client to utilize the Agreement Number shown on page 1 of this Agreement.

XII. EXCLUSION OF LIABILITY

     TIBCO MAKES AND CLIENT RECEIVES NO WARRANTY EXPRESS OR IMPLIED AND THERE IS EXPRESSLY EXCLUDED ALL WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE. CLIENT ACKNOWLEDGES AND AGREES THAT THE MAINTENANCE FEES AND OTHER CHARGES WHICH TIBCO IS CHARGING UNDER THIS AGREEMENT DO NOT INCLUDE ANY CONSIDERATION FOR ASSUMPTION BY TIBCO OF THE RISK OF CLIENT'S CONSEQUENTIAL OR INCIDENTAL DAMAGES OR OF UNLIMITED DIRECT DAMAGES. ACCORDINGLY, TIBCO SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT FOR CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT, IN NO EVENT SHALL TIBCO BE LIABLE HEREUNDER TO CLIENT FOR CUMULATIVE DIRECT DAMAGES IN ANY AMOUNT GREATER THAN THAT PAID BY CLIENT TO TIBCO UNDER THIS AGREEMENT AS A MAINTENANCE FEE FOR THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE ACCRUAL OF THE CAUSE OF ACTION.

XIII. TAXES

     Client shall, in addition to the other amounts payable under this Agreement, pay all sales and other taxes, national, state, or otherwise, however designated, which are levied or imposed by reason of transactions contemplated by this Agreement, except those which arise as a result of income, including withholding taxes or similar deductions. Without limiting the foregoing, Client shall promptly pay to TIBCO an amount equal to any such items actually paid, or required to be collected or paid by TIBCO.

XIV. GENERAL

     A. Each party acknowledges that it is bound by the terms of this Agreement and further agrees that it is the complete and exclusive statement of the Agreement between the parties, which supersedes and merges all prior proposals, understandings and all other Agreement with respect to software maintenance, oral and written, between the parties relating to this Agreement. This Agreement may not be modified or altered except by a written instrument duly executed by both parties.

     B. This Agreement and performance hereunder shall be governed by and construed in accordance with the laws of the State of California as applied to transactions to be carried out

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wholly within California by California residents. Any and all proceedings relating to the subject matter hereof shall be maintained in the state or federal courts of Manhattan County, New York, which courts shall have exclusive jurisdiction for such purpose. Each of the parties waives any objection to venue or in personam jurisdiction, provided that service is effective.

     C. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     D. Neither party may assign, without the prior written consent of the other, its rights, duties or obligations under this Agreement to any other person or entity, in whole or in part.

     E. The waiver or failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right hereunder.

     F. This Agreement shall be binding upon and inure to the benefit of the parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party and any such attempted assignment shall be void, except that either party may assign this Agreement and/or any of its rights and/or obligations hereunder, upon written notice to the other party to another entity in the event of that party's merger or consolidation with another entity, without the consent of the other party, provided that the assignee is capable of fulfilling and intends to fulfill the obligations of the assigning party under this Agreement. Notwithstanding the foregoing, Client may assign this agreement to any Instinct company in the business of fixed income and equities brokerage without the consent of TIBCO, provided that the assignee is capable of fulfilling and intends to fulfill the obligations of Client under this Agreement. Each party may terminate this Agreement in case there is a change of control of the other party, but shall not be entitled to any refund whatsoever and all amounts owing shall be immediately paid.

XV.  TERM AND TERMINATION

     The term of this Agreement shall be for three (3) years. Software Maintenance service shall commence upon the expiration of the Warranty Period set forth in the License Agreement and shall remain in effect for the original three-year (3-year) term and, thereafter, for renewal terms on a year-to-year basis until terminated (i) by Client in the event the Covered Software is taken out of service and upon sixty (60) days' notice to TIBCO; (ii) by either party upon sixty (60) days' notice prior to the expiration of the original three-year (3-year) or any subsequent one-year (1-year) renewal term; (iii) by either party upon a default of the other party, such default remaining uncured for thirty
(30) days from the date of written notice from the non-defaulting party to the other specifying such default; (iv) upon the bankruptcy or insolvency of TIBCO; or (v) the License Agreement is terminated. Upon such termination, TIBCO shall refund to Client a portion of the maintenance fee prorated to reflect the date of termination and neither TIBCO nor Client shall have any further obligations hereunder.

XVI. SUPPORT OPTION ELECTION(S)


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     By signing this Agreement, Client requests and TIBCO agrees to provide the on-site support services indicated below in accordance with the terms set forth in Exhibit C:

     _________ Full-time, on-site support at five (5) days per week for a period of [ ] months.

     _________ Part-time, on-site support at [_1 days per week (on a schedule to be mutually agreed upon) for a period of [ ] months.

     On-Site support at any level (full-time or part-time) may be extended or changed to another level upon sixty (60) days' written notice to TIBCO by Client. Renewals will be at the then-current rates.

     IN WITNESS WHEREOF, each party has caused a counterpart of the original of this Agreement to be executed as of the date first written above by its duly authorized representative.

INSTINET CORPORATION                        TIBCO FINANCE TECHNOLOGY INC.

Signed: ________________________            Signed: ____________________________


Print Name: ____________________            Print Name: ________________________


Title: _________________________            Title: _____________________________


Date: __________________________            Date: ______________________________


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                                    EXHIBIT A
                    COVERED SITES, SOFTWARE AND CONFIGURATION

A.   Covered Sites.

     This Agreement covers the following Client sites
     850 Third Avenue, New York, NY 10022

B.   Covered Software.

     This Agreement covers the following software components at each site listed in Exhibit A, Section A:

     ACTIVE ENTERPRISE COMPONENTS - (up to 1000 simultaneous licenses) (Platform support for HP/SUN/Windows NT)

     -     TIB/Rendezvous PRO (Server)

     -     TIB/Rendezvous PRO (Client)

     -     TIB/Rendezvous Routing Daemon (RVRD)

     -     TIB/HAWK

     -     TIB/ObjectBus

     -     TIB/MessageBroker

     MarketData Distribution System (MDDS) - (Support for up to 300 simultaneous MDDS users/licenses)(Platform support for HP/SUN/Windows NT)

     -     MarketSheet for Windows (including runtimes)

     -     TIBCO Interactive Feed Handler TIC

     -     TIBCO Entitlements -Version 4

     -     TIBNews Database Server

     -     Reuters News 2000 Feed Handler

     -     Reuters Select Feed Plus (RSFP) --4 RDF (TBD)

     -     Global Services Manager (GSM)

     -     TIB/Rendezvous Standard Run-time

     -     ciServer Run-times

     -     TIB/Automation

     -     TIBRouter +

C.   Covered Configuration.

     This Agreement covers the following configuration:

     ____1000___ workstation licenses of Covered Software purchased by Client and installed on ____1000 ______ workstations.


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D.   Update Distribution Point.

     Updates to software and documentation shall be distributed as per the terms of the Agreement to the following Client distribution point:

     Address: _____________________________________________

     Contact: _____________________________________________


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                              EXHIBIT B AUTHORIZED
                                CLIENT CONTACTS

For purposes of this Agreement, the following individuals shall be designated per site as the authorized Client support contacts:

SITE #1 at 850 Third Ave,, New York, NY 10022:

                Name                      Title                   Phone #

Contact: ____________________    ________________________   __________________

Contact: ____________________    ________________________   __________________

SITE #2 at _____________________:

                Name                      Title                   Phone #

Contact: ____________________    ________________________   __________________

Contact: ____________________    ________________________   __________________


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                                   EXHIBIT C

                               SERVICES AND FEES

A.   Maintenance Fee

Maintenance Services for the applications and configuration listed in Exhibit A will be provided for a fee of $270,000.00 per year for the first year of this Agreement. This fee will be adjusted at each anniversary date of this Agreement to the then current pricing. Should additional software be licensed and installed at the Covered Site(s), the fee will be adjusted to reflect the additional software.

B.   On-Site Support

This option provides on-site TIBCO staff to address system-related tasks including:

     Ongoing system administration, monitoring, reconfiguration and tuning. Problem Diagnosis and Resolution User and system level training.

     Installation of new software purchased from TIBCO. Installation of new software releases and documentation. System customization - User accounts, real-time spreadsheets, MarketSheet customization, Page Shredding, etc. Other value-added consulting as time permits. These activities would include in-house application integration support, integration of third party UNIX applications, general UNIX consulting and support, etc.

Fees for the above services for the first year of this Agreement, depending on the level of on-site support, are as follows:

Level 1:   Full-time on-site support (five [5] days
           per week, Monday through Friday):              $_________/month

Level 2:   Part-time on-site support (three [3] days
           per week):                                     $_________/month

Expenses related to the performance of the services described herein are in addition to the above fees. For non-full-time support options, on-site support will be performed in accordance with a mutually agreed schedule.

C.   Per-Call Support

The labor rate for support on a per-call basis during regular business hours, Monday through Friday, 9:00 a.m. to 5:00 p.m. according to the local time of the Covered Site seeking per-call support, is $200.00 per hour with a two (2) hour minimum.

The above rates are subject to change from time to time at TIBCO's sole discretion.


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